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                                                                   Exhibit 4.25

                 MODIFICATION AGREEMENT NO. 3 TO LOAN AGREEMENT



     THIS Modification Agreement No. 3 to Loan Agreement (this "Modification Agreement No. 3") is dated as of the 23rd day of January, 1997 by and between Shoney's, Inc., a Tennessee corporation (the "Borrower") and CIBC, Inc., a Delaware corporation (the "Lender").

                               W I T N E S E T H:



     WHEREAS, the Borrower and the Lender executed and delivered that certain Loan Agreement dated as of September 24, 1992, as amended by Modification No. 1 to Loan Agreement dated as of October 25, 1992 and by Modification No. 2 to Loan Agreement dated as of July 21, 1993 (as so amended, the "Loan Agreement")

     WHEREAS, the Borrower has requested and the Lender has agreed to certain amendments to the Loan Agreement, subject to the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower and the Lender hereby covenant and agree as follows:

     1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference


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contained in the Loan Agreement shall from and after the date hereof refer to the Loan Agreement as amended hereby.

     2. Amendment to Section 1.1. Section 1.1 of the Loan Agreement hereby is amended by deleting the definition of "Termination Date" and substituting therefor the following:

                   "Termination Date" means November 1, 1997.

     3. Restatement of Representations and Warranties. The representations and warranties of the Borrower set forth in the Loan Agreement and the other Loan Documents, as modified in accordance herewith, are true and correct in all respects with the same effect as if made on the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

     4. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

     5. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Loan Agreement and the other Loan Documents effective as of the date hereof.

     6. Counterparts. This Modification Agreement No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     7. Section References. Section titles and references used in this Modification Agreement No. 3 shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.


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     8. No Default. To induce the Lender to enter into this Modification
Agreement No. 3, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default Condition or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Lender under the Loan Agreement.

     9. Further Assurances. The Borrower agrees to take such further actions as the Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Borrower.

     10. Governing Law. This Modification Agreement No. 3 shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

     11. Conditions Precedent. This Modification Agreement No. 3 shall become effective only upon execution and delivery of this Modification Agreement No. 3 by each of the parties hereto.




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     IN WITNESS WHEREOF, the Borrower the Lender have caused this Modification
Agreement No. 3 to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                       SHONEYS, INC.


                                       __________________________________,
                                       as Borrower                        (SEAL)


                                       By:  _____________________________
                                            Title:



                                       CIBC, INC.


                                       ________________________________,
                                       as Lender                          (SEAL)


                                       By:   __________________________
                                             Title:







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